Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of South Jersey Industries, Inc. of our report dated March 13, 2018, relating to the financial statements of Elizabethtown Gas as of and for the years ended December 31, 2017 and 2016, appearing in Exhibit 99.2 to the Current Report on Form 8-K of South Jersey Industries, Inc. dated September 12, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
September 9, 2019